Exhibit 4.22

UNION ELECTRIC COMPANY

TO

ST. LOUIS UNION TRUST COMPANY

As Trustee

Supplemental Indenture

DATED JULY 1, 1956

First Mortgage Bonds,

3¾% Series due 1986

UNION ELECTRIC COMPANY

SUPPLEMENTAL INDENTURE

Dated July 1, 1956

TABLE OF CONTENTS

Inserted for convenience only and not as a part of the

Supplemental Indenture dated July 1, 1956

		PAGE

ARTICLE III

REDEMPTION

Sec. 1	Bonds of 1986 Series redeemable	28
	Redemption prices (other than for Improvement Fund or upon application of moneys included in the trust estate)	29
Sec. 2.	Notice of redemption	29

ARTICLE IV

IMPROVEMENT FUND FOR BONDS OF 1986 SERIES AND
APPLICATION OF THE MAINTENANCE FUND

Sec. 1.	Company to provide Improvement Fund for Bonds of 1986 Series	30
Sec. 2.	Credit against Improvement Fund for Bonds of 1986 Series delivered to Trustee	31
Sec. 3.	Improvement Fund moneys required to be applied to redemption of Bonds of 1986 Series—Company required to provide, from sources other than Improvement Fund, accrued interest and premium on Bonds so redeemed	32
	Improvement Fund redemption prices for Bonds of 1986 Series	33
	Disposition of Bonds of 1986 Series delivered to Trustee in lieu of cash or redeemed	34
Sec. 4.	Credit against Improvement Fund on basis of property additions not subject to an unfunded prior lien	34
	Engineer’s certificate respecting amount of net bondable value of property additions	35
	Requirements concerning future engineer’s certificates respecting net bondable value of property additions	36
Sec. 5.	Continuation of Maintenance Fund for Bonds of 1986 Series	38
	Net bondable value used as credit against Improvement Fund for Bonds of 1986 Series not available for credit against Maintenance Fund	38
	Refundable Bonds delivered to Trustee for credit against Improvement Fund for Bonds of 1986 Series not available as credit against Maintenance Fund	38
	Requirements of engineer’s certificate respecting Maintenance Fund	39
	Disposition of cash deposited with Trustee pursuant to Maintenance Fund	39
Sec. 6.	Company permitted to withdraw cash deposited or restore certain credits taken pursuant to Maintenance Fund	39

ii

		PAGE

ARTICLE V

COVENANTS

Sec. 1.	Of seisin and title	40
Sec. 2.	Additional earnings test required for issue of additional Bonds	40
	Definition of “net earnings of the Company available for interest after property retirement appropriations”	41
	Definition of “gross operating revenues of the Company”	43
Sec. 3.	Exclusion of $22,500,000 from net bondable value of property additions available for purposes of Indenture	44
Sec. 4.	Against issuance of additional prior lien bonds secured by unfunded prior liens except under certain conditions	44
Sec. 5.	Against acquisition of property subject to unfunded prior liens except under certain conditions	45
Sec. 6.	Against payment of dividends, etc., on Common Stock subsequent to June 30, 1956 in excess of net income applicable to the Common Stock of the Company subsequent to such date plus $14,500,000	46
	Definition of “net income of the Company applicable to the Common Stock of the Company”	46

ARTICLE VI

THE TRUSTEE

Acceptance of trusts by the Trustee		47
Trustee not responsible for validity of Supplemental Indenture		47

ARTICLE VII

MISCELLANEOUS PROVISIONS

Meanings of terms contained in the Supplemental Indenture		47
Execution of the Supplemental Indenture in counterparts		47

TESTIMONIUM		47
EXECUTION		48
COMPANY’S ACKNOWLEDGMENT		49
TRUSTEE’S ACKNOWLEDGMENT		50

iii

Supplemental Indenture, dated the first day of July, One thousand nine hundred and fifty-six (1956) made by and between UNION ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of Missouri (hereinafter called the “Company”), party of the first part, and ST. LOUIS UNION TRUST COMPANY, a corporation organized and existing under the laws of of the State of Missouri (hereinafter called the “Trustee”), as Trustee under the Mortgage and Deed of Trust dated June 15, 1937, hereinafter mentioned, party of the second part;

WHEREAS, the Company has heretofore executed and delivered to the Trustee its Mortgage and Deed of Trust dated June 15, 1937, as amended May 1, 1941 (said Mortgage and Deed of Trust, as so amended, being hereinafter sometimes referred to as the “Original Indenture”), to secure the payment of the principal of and the interest (and premium, if any) on all bonds at any time issued and outstanding thereunder ; and indentures supplemental thereto dated June 15, 1937, May 1, 1941, March 17, 1942, April 13, 1945, April 27, 1945, October 1, 1945, April 11, 1947, April 13, 1949, September 13, 1950, December 1, 1950, September 20, 1951, May 1, 1952, March 1, 1954, May 1, 1955, August 31, 1955, and April 1, 1956, respectively, have heretofore been entered into between the Company and the Trustee; and

WHEREAS, Bonds heretofore designated as First Mortgage and Collateral Trust Bonds have been issued by the Company under said Mortgage and Deed of Trust, or under said Mortgage and Deed of Trust as amended, prior to the date hereof as follows:

(1)         $80,000,000 principal amount of First Mortgage and Collateral Trust Bonds, 3¾% Series due 1962, all of which have been redeemed prior to the date of the execution hereof;

(2)         $90,000,000 principal amount of First Mortgage and Collateral Trust Bonds, 3 3/8% Series due 1971 (herein called the “Bonds of 1971 Series”), which are described in the Supplemental Indenture dated May 1, 1941 (hereinafter called the “Supplemental Indenture of May 1, 1941”), all of which are outstanding at the date of the execution hereof;

(3)         $13,000,000 principal amount of First Mortgage and Collateral Trust Bonds, 2¾% Series due 1975 (herein called the “Bonds of 1975 Series”), which are described in the Supplemental Indenture dated October 1, 1945 (hereinafter called the “Supplemental Indenture of October 1, 1945”) all of which are outstanding at the date of the execution hereof;

(4)         $25,000,000 principal amount of First Mortgage and Collateral Trust Bonds, 2 7/8% Series due 1980 (herein called the “Bonds of 1980 Series”), which are described in the Supplemental Indenture dated December 1, 1950 (hereinafter called the “Supplemental Indenture of December 1, 1950”) all of which are outstanding at the date of the execution hereof; and

(5)         $30,000,000 principal amount of First Mortgage and Collateral Trust Bonds, 3¼% Series due 1982 (herein called the “Bonds of 1982 Series”), which are described in the Supplemental Indenture dated May 1, 1952 (hereinafter referred to as the “Supplemental Indenture of May 1, 1952”) all of which are outstanding at the date of the execution hereof;

and

WHEREAS, the Company on August 31, 1955 acquired all of the properties of Union Electric Power Company, the Subsidiary as defined in Article I of the Original Indenture, upon the dissolution of the Subsidiary; the Company, by Supplemental Indenture dated August 31, 1955, conveyed all of the properties so acquired (other than property of the character defined as excepted property in the granting clauses of the Original Indenture) to the Trustee upon the terms and trusts in the Original Indenture and the indentures supplemental thereto set forth for the equal and proportionate benefit and security of all present and future holders of the Bonds and coupons issued and to be issued thereunder; all the shares of stock of the Subsidiary were released from the lien of the Original Indenture; and the Company has become entitled to change the general designation of the Bonds so as to omit the words “and Collateral Trust”; and

WHEREAS, the Articles of Incorporation of the Company were duly amended on April 23, 1956 to change its corporate name from “Union Electric Company of Missouri” to “Union Electric Company”; and

WHEREAS, the Company is entitled at this time to have authenticated and delivered additional Bonds on the basis of net bondable value of property additions not subject to an unfunded prior lien, upon compliance with the provisions of Section 4 of Article III of the Original Indenture; and

WHEREAS, the Company desires by this Supplemental Indenture to provide for the creation of a new series of Bonds under the Original Indenture, to be designated “First Mortgage Bonds, 3¾% Series due 1986” (herein called the “Bonds of 1986 Series”), and the Original Indenture provides that certain terms and provisions, as determined by the Board of Directors of the Company, of the Bonds of any particular series may be expressed in and provided by the execution of an appropriate supplemental indenture; and

WHEREAS, the Original Indenture provides that the Company and the Trustee may enter into indentures supplemental to the Original Indenture specifically to convey, transfer and assign to the Trustee and to subject to the lien of the Original Indenture additional properties acquired by the Company; and

WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Supplemental Indenture in the form hereof for the purposes herein provided; and

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That, in consideration of the premises and of the mutual covenants herein contained and of the acceptance of this trust by the

Trustee and of the sum of One Dollar duly paid by the Trustee to the Company at or before the time of the execution of this Supplemental Indenture, and of other valuable considerations, the receipt whereof is hereby acknowledged, and in order further to secure the payment of the principal of and interest (and premium, if any) on all Bonds at any time issued and outstanding under the Original Indenture, according to their tenor and effect, the Company has executed and delivered this Supplemental Indenture and has granted, bargained, sold, warranted, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed and by these presents does grant, bargain, sell, warrant, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto St. Louis Union Trust Company, as Trustee, and to its successors in trust under the Original Indenture forever, all and singular the following described properties (in addition to all other properties heretofore subjected to the lien of the Original Indenture and not heretofore released from the lien thereof)—that is to say:

FIRST.

The following described parcels of real estate, all of which are located in the States of Missouri, Illinois and Iowa in the respective cities and counties hereinafter specified:

CITY OF ST. LOUIS, MISSOURI

1.              Substation Site: Lots 3 and 4 on Plat “E” of the Sub division in Partition of Ann Biddle’s Estate and in Block 603 of the City of St. Louis, Missouri, fronting 80 feet on the west line of North Ninth Street by a depth westwardly of 125 feet to an alley; bounded on the north by a line 140 feet south of the south line of Mullanphy Street and subject to an easement over the northern 5 feet of Lot 4 to the owners of Lot 5; acquired by the Company by deed dated August 1, 1955, recorded in the office of the Recorder of Deeds for said City in Book 7539, Page 561.

ST. LOUIS COUNTY, MISSOURI

2.              Carson Substation Site: Two tracts of land in St. Louis County, Missouri, described as follows:

(a)         A parcel of land in Section 22, Township 46 North, Range 6 East, and being part of the abandoned right-of-way of

St. Louis Public Service Company and described as follows: Beginning at a point, said point being the northeast corner of Lot 8 of Carsonville Center, a Subdivision recorded in Plat Book 39, Page 38, of the St. Louis County Records; thence southwardly along the east line of said Lot 8 and along the prolongation southwardly of the east line of said Lot 8 to a point in the west line of Carson Road; thence northwardly along the west line of Carson Road to a point, said point being the intersection of the west line of Carson Road and the eastward prolongation of the north line of said Lot 8; thence westwardly along the eastward prolongation of the north line of said Lot 8 to the northeast corner of said Lot 8, the point of beginning; acquired by the Company by deeds dated March 4, 1955 and April 12, 1955, recorded in the office of the Recorder of Deeds for said County in Book 3473, Page 613, and Book 3459, Page 384, respectively.

(b)         Lot 8 and the north 25 feet of Lot 7 of Carsonville Center, according to plat thereof recorded in Plat Book 39, Page 38, of the St. Louis County Records; acquired by the Company by deed dated March 4, 1955, recorded in the office of the Recorder of Deeds for said County in Book 3473, Page 613.

3.              Gravois Substation Site: Lot 4 and the east 40 feet of Lot 5 in Block 2 of City View Subdivision, St. Louis County, Missouri, according to the plat thereof recorded in Plat Book 17, Page 85, of the St. Louis County Records, excepting therefrom a 10 foot strip conveyed to the State of Missouri for the purpose of constructing and maintaining a State Highway according to deed recorded in Book 1053, Page 554, of the St. Louis County Records; subject to restrictions, conditions and easement of record and to any facts a survey may show; acquired by the Company by deed dated December 27, 1955, recorded in the office of the Recorder of Deeds for said County in Book 3538, Page 372.

4.              Halls Ferry Substation Site: Lots 23 and 24 in Block 75 of Castle Point Unit No. 3, St. Louis County, Missouri, according to plat thereof recorded in Plat Book 29, Pages 10 and 11 of the St. Louis County Records; subject to conditions and restrictions of record, if any; acquired by the Company by deed dated July 25, 1955, recorded in the office of the Recorder of Deeds for said County in Book 3471, Page 596.

5.              Manor Substation Site: A tract of land in U. S. Survey 2482, Township 47 North, Range 7 East, St. Louis County, Missouri, fronting 75 feet on the north line of U. S. Highway 66 by a depth northwardly between parallel lines of 125 feet; bounded east by a line 135 feet west of the west line of property conveyed to William Gronemeier and wife by deed recorded in Book 296, Page 354, of the St. Louis County Records; subject to reservation of the northern 5 feet of said tract for easement for sewers or public utilities ; acquired by the Company by deed dated June 16, 1955, recorded in the office of the Recorder of Deeds for said County in Book 3443, Page 394.

6.              Price Substation Site: The south 90 feet of Lot 7 of LePere Villa Place, St. Louis County, Missouri, according to plat thereof recorded in Plat Book 5, Page 73, of the St. Louis City (former County) Records, excepting therefrom the west 10 feet thereof conveyed to Arthur T. Jablonsky and wife by deed recorded in Book 1245, Page 310, of the St. Louis County Records ; subject to easements of record and subject to an easement for a six-inch water drainage pipe line running north and south across said south 90 feet, near the westerly end thereof; acquired by the Company by deed dated March 9, 1956, recorded in the office of the Recorder of Deeds for said County in Book 3572, Page 221.

7.              Rock Hill Substation Site: A parcel of land situated in Lot 8 of the Subdivision of Charleville tract in U. S. Survey 1930, Township 45 North, Range 6 East, St. Louis County, Missouri, being also known as Lot A of Rock Hill Quarries Company Tract No. 1, described and bounded as follows : Beginning at a point in said Lot 8, 55 feet southerly from the Missouri Pacific Railroad right-of-way, 50 feet wide, and 440 feet westerly from the west line of Rock Hill Road, 40 feet wide, measured at right angles thereto ; thence southerly parallel to Rock Hill Road 75 feet to a point; thence westerly 120 feet measured at right angles to Rock Hill Road to a point ; thence northerly parallel to Rock Hill Road 75 feet to a point; thence easterly at right angles to Rock Hill Road 120 feet to point of beginning; together with an easement for overhead and underground lines over premises of Rock Hill Quarries Company lying between the above described parcel and said Railroad right-of-way and an easement for underground conduit over a strip 10 feet in width adjacent and south of south line of said Railroad right-of-way, together with right to overhang premises of Rock Hill Quarries Company with overhead conductors spanning from north line of parcel described above to points on Railroad right-of-way in both an easterly and westerly direction within 100 feet of extension in northerly direction of east and west lines of above parcel; acquired by the Company by deed dated February 10, 1956, recorded in the office of the Recorder of Deeds for said County in Book 3547, Page 446.

8.              Shackelford Substation Site: A tract of land in Survey 170 of the St. Ferdinand Common Fields in St. Louis County, Missouri, and more particularly described as follows: Beginning at a point in the center line of Howdershell Road, 40 feet wide, at the most western corner of property conveyed to Bernard C. Hoormann and wife by deed recorded in Book 1315, Page 476, of the St. Louis County Records; thence S 52° E along the south-west line of said Hoormann property 183.99 feet to a point; thence N 41° 43’ E and parallel to the southeast line of said Hoormann property 80 feet to a point; thence N 52° W and parallel to the southwest line of said Hoormann property to a point in the center line of Howdershell Road; and thence S 58° 43’ W along said center line to the place of beginning; acquired by the Company by deed dated July 26, 1955, recorded in the office of the Recorder of Deeds for said County in Book 3471, Page 599.

9.              Stratman Substation Site: A parcel of land situated in the northwest quarter of Section 6, Township 45 North, Range 6 East, in St. Louis County, Missouri, being a part of a tract known as Stacy Park owned by the City of St. Louis, and more particularly described as follows: Beginning at a point at the intersection of the south line of Olive Street Road, 60 feet wide, and the east line of Warson Road, 40 feet wide; thence S 0° 36’ W a distance of 136.5 feet to a point on the east line of Warson Road; thence S 89° 24’ E a distance of 75 feet; thence N 0° 36’ E a distance of 125 feet to a point in the south line of Olive Street Road; thence N 80° 41’ W along the south line of Olive Street Road a distance of 75.88 feet to the point of beginning, containing .2251 of an acre, more or less; acquired by the Company by deed dated March 29, 1956, recorded in the office of the Recorder of Deeds for said County in Book 3583, Page 396.

10.            Will Substation Site: A tract of land in the northwest fractional quarter of Section 26, Township 44 North, Range 6 East, St. Louis County, Missouri, and more particularly described as follows: Beginning at a point in the northwest line of Union Road at its intersection with the east line of a tract of land conveyed to Zacharias Kratzek by deed recorded in Book 235, Page 286, of the St. Louis City (former County) Records; thence along the northwest line of Union Road S 35° 19’ W 91 feet to a point in the northwest line of Union Road; thence N 54° 4’ W 26.2 feet to a point; thence N 39° 7’ W 179 feet, more or less, to a point in the northerly line of property of Daniel P. McGuirk; thence N 77° E 161.55 feet to a point; thence S 14° 16’ E 119.79 feet to the point of beginning; subject, however, to the right-of-way and easement to Mississippi River Fuel Corporation, according to instrument recorded in Book 954, Page 443, of the St. Louis

County Records; acquired by the Company by deed dated June 9, 1956, recorded in the office of the Recorder of Deeds for said County in Book 3622, Page 450.

FRANKLIN COUNTY, MISSOURI

11.            Union Service Building and Storeroom: Part of the south half of Block 1 of Dr. J. Schlagenhauf’s Addition to the City of Union, Franklin County, Missouri, as per plat of record, more fully described as follows: Beginning at the southwest corner of tract of the Company acquired by deed recorded in Book 82, Page 292, of the Franklin County Records, which southwest corner is 80 feet west of the southeast corner of said south half of Block 1; thence westwardly along the north line of Franklin Street 75 feet to a corner; thence north parallel with the east line of said Block 1, 150 feet; thence eastwardly 75 feet to the west line of said property of the Company; thence south 150 feet to the point of beginning; excepting a strip of ground of the uniform width of 7 feet off the north end thereof to be used for alley purposes; acquired by the Company by deed dated August 27, 1955, recorded in the office of the Recorder of Deeds for said County in Book 190, Page 475.

12.            Gray Summit Substation Site: A tract of land in the northwest quarter of the northeast quarter of Section 8, Township 43 North, Range 2 East, Franklin County, Missouri, described as follows: Bounded on the north by County Highway; on the east by Lot 1, Block 4, of original Town of Gray Summit; on the south by the southerly line of property of Missouri Pacific Railroad Company; and on the west by a line 100 feet westerly from and parallel to the northwesterly line of said Lot 1; acquired by the Company by deed dated December 12, 1933, recorded in the office of the Recorder of Deeds for said County in Book 119, Page 258.

JEFFERSON COUNTY, MISSOURI

13.            Imperial Works Headquarters Site: A tract of land containing 1.068 acres, being part of a larger tract of land located partly in U. S. Survey 2005, and partly in Lot 1 of Kimm’s Subdivision of U. S. Surveys 659 and 1303, Township 42 North, Range 6 East, Jefferson County, Missouri, which larger tract was conveyed by C. H. Clement, Administrator of the Estate of George Rasmussen, deceased, to Joseph F. Stovesand and Mildred Stove-sand, his wife, by deed dated November 25, 1939, recorded in Book 146, Page 13, of the Jefferson County Records, said 1.068 acre tract being described as follows: Beginning at an iron pin marking the southeast corner of Lot 1 of Stovesand Hills, Subdivision One, plat of which is recorded in Plat Book 14, Page 15, of the Jefferson County Records, and running thence with the eastern boundary line of said Lot 1, N 19° 49’ E 133.8 feet to an iron pin marking the northeast corner thereof; thence N 84° 8’ W 40 feet to an iron pin marking the southeast corner of Lot 2 of said Stovesand Hills; thence with the eastern boundary line thereof, N 8° 24’ E 25.47 feet to an iron pin; thence S 82° 29’ E 96.76 feet to an iron pin marking the northwest corner of a strip of land 45½% links wide and 3.75 chains long conveyed together with other lands, by William L. Hampel, and wife, et al, to Harry F. Hampel and Ida C. Hampel, his wife, by deed dated November 2, 1935, recorded in Book 133, Page 4, of the aforesaid Records; thence with the western boundary line of said strip of land, S 8° 36’ W 30.03 feet to an iron pin marking the southwestern corner thereof; thence with the southern boundary line of said strip of land, S 82° 29’ E 247.5 feet to an iron pin in the western line of the old State Road; thence with the western line of said old State Road, S 8° 36’ W 139.91 feet to an iron pin; thence with the northern line of a roadway, 30 feet wide, N 81° 38’ W 328.72 feet to an iron pin; thence N 19’ E 10.08 feet to the place of beginning; acquired by the Company by deed dated June 30, 1955, recorded in the office of the Recorder of Deeds for said County in Book 239, Page 58.

14.            Hematite Substation Site: A parcel of land in U. S. Survey 423, Township 40 North, Range 5 East, Jefferson County, Missouri, described and bounded as follows: Beginning at the most westerly corner of a 1.47 acre parcel of land described in deed dated October 1, 1940 and recorded in Book 146, Page 91, of the Jefferson County Records; thence S 52° 26’ E 100 feet, more or less, to the north right-of-way line of State Highway Route 21-A; thence S 54° 23’ W 30 feet to a point; thence N 63° 15’ W 158 feet to a point; thence N 54° 23’ E 70 feet to a point; thence S 40° 5’ E to the point of beginning, containing .105 of an acre, more or less; acquired by the Company by deed dated April 23, 1956, recorded in the office of the Recorder of Deeds for said County in Book 249, Page 532.

ST. CLAIR COUNTY, ILLINOIS

15.            French Village Works Headquarters Site: Part of the southeast quarter of Section 13, Township 2 North, Range 9 West of the Third Principal Meridian, St. Clair County, Illinois, more particularly described as follows: Commencing at the intersection of the south line of said southeast quarter of said Section 13 with the westerly right-of-way line of Illinois Highway 157, said Highway having also been known as the road from the Belleville and St. Louis Turnpike to Caseyville; thence in a northeasterly direction along said westerly right-of-way line and with the meanders thereof, 333 feet, more or less, to a point in said westerly right-of-way line; thence west 445 feet to a point; thence south 300 feet, more or less, to said south line of said southeast quarter of Section 13; thence east along said south line of Section 13 to the point of beginning; subject to easement reserved to Felton Merwin and Elda Merwin, his wife, their heirs and assigns, for access roadway 20 feet in width, running over and across the property herein described and adjacent to the south line thereof from the west line thereof to Company’s entranceway at Illinois State Highway 157; acquired by the Company by deeds dated March 13, 1956, and April 6, 1956, recorded in the office of the Recorder of Deeds for said County in Book 1402, Page 389, and Book 1426, Page 165, respectively.

LEE COUNTY, IOWA

16.            69 Kv Transmission Line Right-of-Way: Part of the fractional northwest quarter of Section 30, Township 65 North, Range 4 West of the Fifth Principal Meridian, original City of Keokuk, Lee County, Iowa, described as follows: Beginning at the intersection of the northeasterly line of Orleans Avenue and the southeasterly line of Fourth Street extended; thence N 39° 57’ 15” W on the northeasterly line of Orleans Avenue 66 feet to the line between Lots 1 and 2, Park Place as the plat is recorded; thence N 50° 1’ E on said line which is the northwesterly line of Fourth Street extended 179.84 feet to the westerly line of old Third Street Road; thence S 0° 10’ W on said westerly line of 39.12 feet; thence S 2° 55’ W on said westerly line 155.91 feet to a 2 inch round pipe monument (Mississippi River Power Company Monument No. 21) marking the intersection of the west line of old Third Street Road and east-west quarter section line of said Section 30; thence S 89° 25’ W on said quarter section line 106.73 feet to a line 66 feet northeasterly of and parallel with the southwesterly line of Orleans Avenue extended; thence N 39° 57’ 15” W on said line 10.37 feet to the southeasterly line of Fourth Street extended; thence N 50° 1’ E on said southeasterly line 34 feet to the northeasterly line of Orleans Avenue and point of beginning; acquired by the Company by deed dated December 31, 1955, recorded in the office of the Recorder of Deeds for said County located in the City of Keokuk in Book 127, Page 162.

SECOND.

ALSO all power houses, plants, buildings and other structures, dams, dam sites, substations, heating plants, gas works, holders and tanks, together with all and singular the electric, heating, gas and mechanical appliances appurtenant thereto of every nature whatsoever, now owned by the Company, including all and singular the machinery, engines, boilers, furnaces, generators, dynamos, turbines and motors, and all and every character of mechanical appliance for generating or producing electricity, steam, gas and other agencies for light, heat, cold, power or other purposes, and all transmission and distribution systems used for the transmission and distribution of electricity, steam, gas and other agencies for light, heat, cold, or power or any other purpose whatsoever, whether underground or overhead, surface or otherwise, now owned by the Company, including all poles, towers, posts, wires, cables, conduits, manholes, mains, pipes, tubes, drains, furnaces, switchboards, transformers, conductors, insulators, supports, meters, lamps, fuses, junction boxes, regulator stations, and other electric, steam and gas fixtures and apparatus; all of the aforementioned property being located in the City of St. Louis, the counties of Benton, Bollinger, Boone, Camden, Clark, Cooper, Crawford, Franklin, Gasconade, Henry, Howard, Jefferson, Madison, Maries, Marion, Miller, Moniteau, Morgan, Osage, Phelps, Ralls, Randolph, St. Charles, St. Clair, St. Francois, Ste. Genevieve, St. Louis, and Washington, Missouri, the counties of Adams, Calhoun, Franklin, Hancock, Henderson, Jersey, Macoupin, Madison, Monroe, Perry, Pike, Randolph, St. Clair, Union and Washington, Illinois, and the counties of Des Moines, Henry and Lee, Iowa, upon real estate owned by the Company, or occupied by it under rights to so occupy, which real estate is described in the Original Indenture, in the Supplemental Indentures dated May 1, 1941, March 17, 1942, April 13, 1945, April 27, 1945, October 1, 1945, April 11, 1947, April 13, 1949, September 13, 1950, December 1, 1950, September 20, 1951, May 1, 1952, March 1, 1954, May 1, 1955, August 31, 1955 and April 1, 1956, and in this Supplemental Indenture, or attached to or connected with such real estate or transmission or distribution systems of the Company leading from or into such real estate.

THIRD.

ALSO (except as in the Original Indenture expressly excepted) all franchises and all permits, ordinances, easements, privileges, immunities and licenses, all rights to construct, maintain and operate overhead, surface and underground systems for the distribution and transmission of electricity, steam, gas or other agencies for the supply to itself or others of light, heat, cold or power, all rights-of-way, all waters, water rights and flowage rights and all grants and consents, now owned or, subject to the provisions of Article XII, which it may hereafter acquire.

FOURTH.

ALSO, subject to the provisions of Article XII of the Original Indenture, all other property, real, personal and mixed (except as therein or herein expressly excepted) of every nature and kind and wheresoever situated now or hereafter possessed by or belonging to the Company, or to which it is now, or may at any time hereafter be, in any manner entitled at law or in equity.

To HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged, pledged and conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever;

SUBJECT, HOWEVER, to the exceptions and reservations and matters hereinabove recited, to existing leases, to existing liens upon rights-of-way for transmission or distribution line purposes, as defined in Article I of the Original Indenture, and any extensions thereof, and subject to existing easements for streets, alleys, highways, rights-of-way and railroad purposes over, upon and across certain of the property hereinbefore described, and subject also to all the terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments respectively under and by virtue of which the Company acquired the properties hereinabove described, and to undetermined liens and charges, if any, incidental to construction or other existing permitted liens as defined in Article I of the Original Indenture;

IN TRUST, NEVERTHELESS, upon the terms and trusts in the Original Indenture and the indentures supplemental thereto, including this Supplemental Indenture, set forth, for the equal and proportionate benefit and security of all present and future holders of the Bonds and coupons issued and to be issued thereunder, or any of them, without preference of any of said Bonds and coupons of any particular series over the Bonds and coupons of any other series, by reason of priority in the time of the issue, sale or negotiation thereof, or by reason of the purpose of issue or otherwise howsoever, except as otherwise provided in Section 2 of Article IV of the Original Indenture.

AND IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto, for the benefit of those who shall hold the Bonds and coupons, or any of them, to be issued under the Original Indenture, as follows:

ARTICLE I.

DESCRIPTION OF BONDS OF 1986 SERIES.

SECTION 1.              There is hereby created a new series of Bonds to be executed, authenticated and delivered under and secured by the Original Indenture which shall be Bonds of 1986 Series. The Bonds of 1986 Series shall, subject to the provisions of Section 1 of Article II of the Original Indenture, be designated as “First Mortgage Bonds, 3¾% Series due 1986” of the Company. The Bonds of 1986 Series shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Original Indenture.

The Coupon Bonds of 1986 Series shall be dated July 1, 1956, and all Bonds of 1986 Series shall mature July 1, 1986, and shall bear interest at the rate of three and three-quarters per cent. (3 3/4%) per annum, payable semi-annually on the first day of January and the first day of July in each year. The Bonds of 1986 Series shall be payable as to principal and interest in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and shall be payable (as well the interest as the principal thereof) at the agency of the Company in the Borough of Manhattan, The City of New York, or at the agency of the Company in the City of St. Louis, Missouri.

SECTION 2.              The Bonds of 1986 Series shall be coupon Bonds registerable as to principal, of the denomination of $1,000, numbered consecutively from M1 upwards, and registered Bonds without coupons of the denominations of $1,000, numbered consecutively from RMI upwards, and $5,000, numbered consecutively from RV1 upwards, and any multiple of $5,000, numbered consecutively from R1 upwards. For all registered Bonds of 1986 Series without coupons authenticated and delivered, there may be reserved by the Trustee appropriate serial numbers of coupon Bonds of 1986 Series issuable in exchange therefor as in the Original Indenture provided for the same aggregate principal amount, and whenever any registered Bonds of 1986 Series without coupons shall be so authenticated and delivered, there may be indicated or endorsed thereon, in such form as may then be required to comply with the rules and regulations of any stock exchange upon which Bonds of 1986 Series are listed or are to be listed or to conform with any usage with respect thereto, the distinctive serial number or numbers so reserved with respect to such registered Bonds of 1986 Series so issued, but, unless such reservation, indication or endorsement be so required, no such reservation, indication or endorsement need be made. Coupon Bonds of 1986 Series may be exchanged, upon surrender thereof, with all unmatured coupons attached, at the agency of the Company in the Borough of Manhattan, The City of New York, or

at the agency of the Company in the City of St. Louis, Missouri, for a fully registered Bond or fully registered Bonds of 1986 Series without coupons, of authorized denominations, for the same aggregate principal amount, upon payment of charges and subject to the terms and conditions set forth in the Original Indenture.

SECTION 3.              The coupon Bonds of 1986 Series, the coupons to be attached thereto, the registered Bonds of 1986 Series without coupons, and the Trustee’s certificate on Bonds of the 1986 Series shall be substantially in the following forms respectively:

[FORM OF COUPON BOND]

UNION ELECTRIC COMPANY

(Incorporated under the laws of the State of Missouri)

FIRST MORTGAGE BOND, 3¾% SERIES

DUE 1986

Due July 1, 1986

No.	$1,000

UNION ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of Missouri (hereinafter called the “Company”, which term shall include any successor corporation as defined in the Amended Indenture hereinafter referred to), for value received, hereby promises to pay to the bearer or, if this Bond be registered, to the registered owner hereof, the sum of One thousand dollars, on the first day of July, 1986, in any coin or currency of the United States of America, which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from the first day of July, 1956, at the rate of three and three-quarters per cent. (3¾%) per annum, payable semi-annually, on the first days of January and July in each year until maturity, or, if this Bond shall be duly called for redemption, until the redemption date, or, if the Company shall default in the payment of the principal hereof, until the Company’s obligation with respect to the payment of such principal shall be discharged as provided in the Amended Indenture hereinafter mentioned, but only, in case of interest due on or before maturity, according to the tenor and upon presentation and surrender of the respective coupons therefor hereto attached as they severally mature. Both principal of, and interest on, this Bond are payable at the agency of the Company in the Borough of Manhattan, The City of New York, or at the agency of the Company in the City of St. Louis, Missouri.

This Bond is one of a duly authorized issue of Bonds of the Company (hereinafter called the “Bonds”), in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by a mortgage and deed of trust, dated June 15, 1937, executed by the Company to St. Louis Union Trust Company (herein called the “Trustee”), as Trustee, as amended by the indenture supplemental thereto dated May 1, 1941 (herein called the “Supplemental Indenture of May 1, 1941”), between the Company and the Trustee (said mortgage and deed of trust, as so amended, being herein called the “Amended Indenture”), to which Amended Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the Bonds and of the Trustee in respect thereto, and the terms and conditions upon which the Bonds are, and are to be, secured. To the extent permitted by, and as provided in, the Amended Indenture, modifications or alterations of the Amended Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds may be made with the consent of the Company by an affirmative vote of not less than 80% in amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Amended Indenture, and by an affirmative vote of not less than 80% in amount of the Bonds of any series entitled to vote then outstanding and affected by such modification or alteration, in case one or more but less than all of the series of Bonds then outstanding under the Amended Indenture are so affected; provided, however, that no such modification or alteration shall be made which will affect the terms of payment of the principal of, or interest on, this Bond, which are unconditional. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Amended Indenture provided. This Bond is one of a series designated as the “First Mortgage Bonds 3¾% Series due 1986” (herein called “Bonds of 1986 Series”) of the Company, issued under and secured by the Amended Indenture and described in the indenture (herein called the “Supplemental Indenture of July 1, 1956”) dated July 1, 1956, between the Company and the Trustee, supplemental to the Amended Indenture.

The Bonds of 1986 Series are subject to redemption (otherwise than for the Improvement Fund hereinafter mentioned or upon application of moneys included in the trust estate), at any time or from time to time prior to maturity, at the option of the Company, either as a whole or in part by lot, upon payment of the regular redemption prices applicable to the respective periods set forth below, together, in each case, with accrued interest to the redemption date; all subject to the conditions and as more fully set forth in the Amended Indenture and Supplemental Indenture of July 1, 1956.

The Bonds of 1986 Series are entitled to the benefit of the Improvement Fund for Bonds of such series provided for in the Supplemental Indenture of July 1, 1956, and the Maintenance Fund provided for in the Supplemental Indenture of May 1, 1941, and are subject to redemption for such Improvement Fund on or after May 1, 1958, or upon application on or after July 1, 1956 of moneys included in the trust estate, upon payment of the special redemption prices applicable to the respective periods set forth below, together, in each case, with accrued interest to the redemption date, all subject to the conditions and as more fully set forth in the Supplemental Indenture of July 1, 1956.

If Redeemed During	Regular	Special
the 12 Month Period	Redemption	Redemption
Beginning July 1	Price	Price
	Expressed as Percentages of the
	Principal Amount of the Bonds
1956	105.87	102.37
1957	105.67	102.33
1958	105.47	102.28
1959	105.27	102.23
1960	105.07	102.18
1961	104.87	102.13
1962	104.67	102.08
1963	104.47	102.02
1964	104.27	101.97
1965	104.07	101.91
1966	103.87	101.84
1967	103.67	101.78
1968	103.47	101.71
1969	103.27	101.64
1970	103.07	101.57
1971	102.87	101.50
1972	102.67	101.42
1973	102.47	101.34
1974	102.27	101.26
1975	102.07	101.18
1976	101.87	101.09
1977	101.67	101.00
1978	101.47	100.90
1979	101.27	100.80
1980	101.07	100.70
1981	100.87	100.59
1982	100.67	100.49
1983	100.47	100.37
1984	100.27	100.25
1985	100.00	100.00

Such redemption in every case shall be effected upon notice given by publication once in each of three separate calendar weeks in an authorized newspaper, printed in the English language and published and of general circulation in the Borough of Manhattan, The City of New York (the first of such publications to be not more than sixty and not less than thirty days before the redemption date), all subject to the conditions and as more fully set forth in the Amended Indenture and Supplemental Indenture of July 1, 1956.

In case an event of default, as defined in the Amended Indenture, shall occur, the principal of all the Bonds at any such time outstanding under the Amended Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Amended Indenture. The Amended Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

This Bond is transferable by delivery except while registered as to principal. This Bond may, from time to time, be registered as to principal in the name of the owner on books of the Company to be kept for that purpose at the agency of the Company in the Borough of Manhattan, The City of New York, and at the agency of the Company in the City of St. Louis, Missouri, and such registration shall be noted hereon, after which no transfer hereof shall be valid unless made on said books by the registered owner hereof in person or by duly authorized attorney, and similarly noted hereon; but this Bond may be discharged from registration by being in like manner transferred to bearer, and thereupon transferability by delivery shall be restored; and this Bond may again, from time to time, be registered or discharged from registration in the same manner. Such registration, however, shall not affect the negotiability of the coupons hereto appertaining, which shall always be payable to bearer and transferable by delivery, and payment to the bearer thereof shall fully discharge the Company in respect of the interest therein mentioned, whether or not this Bond at the time be registered. Such registration, transfers and discharges from registration shall be without expense to the bearer or registered owner hereof, but any taxes or other governmental charges required to be paid with respect to the same shall be paid by the bearer or registered owner requesting such registration, transfer or discharge from registration as a condition precedent to the exercise of such privilege.

Coupon Bonds of 1986 Series may be exchanged upon surrender thereof, with all unmatured coupons attached, at either of said agencies of the Company for a fully registered Bond or fully registered Bonds without coupons of the same series, of authorized denominations, for the same aggregate principal amount, bearing interest from the January 1 or July 1 next preceding the date thereof (each fully registered Bond without coupons to be dated as of the time of issue, unless issued on an interest date, in which event it shall be dated as of the day next following such interest date), all upon payment of the charges and subject to the terms and conditions set forth in the Amended Indenture.

No recourse shall be had for the payment of the principal of, or the interest on, this Bond, or for any claim based hereon or on the Amended Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether for amounts unpaid on stock subscriptions or by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every bearer or registered owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Amended Indenture.

Neither this Bond, nor any of the coupons for interest thereon, shall be entitled to any benefit under the Amended Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until St. Louis Union Trust Company, the Trustee under the Amended Indenture, or a successor trustee thereto under the Amended Indenture, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, Union Electric Company has caused this Bond to be signed in its name by its President or a Vice President, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant Secretary, and interest coupons bearing the facsimile signature of its Treasurer to be attached hereto.

Dated, July 1, 1956.

UNION ELECTRIC COMPANY,

By
Vice President.

Attest:

Secretary.

[FORM OF COUPON]

No.	$18.75

On the     day of            ,          , unless the Bond herein mentioned shall have been called for previous redemption and payment thereof duly provided for, Union Electric Company will pay to bearer, on surrender of this coupon at the agency of the Company in the Borough of Manhattan, The City of New York or at the agency of the Company in the City of St. Louis, Missouri, Eighteen and 75/100 dollars in any coin or currency of the United States of America, which at the time of payment is legal tender for public and private debts, being six months’ interest then payable on its First Mortgage Bond, No.

3¾% Series due 1986

Treasurer.

[FORM OF REGISTERED BOND WITHOUT COUPONS]

UNION ELECTRIC COMPANY

(Incorporated under the laws of the State of Missouri)

FIRST MORTGAGE BOND, 3¾% SERIES

DUE 1986

Due July 1, 1986

No.	$

UNION ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of Missouri (hereinafter called the “Company”, which term shall include any successor corporation as defined in the Amended Indenture hereinafter referred to), for value received, hereby promises to pay to                                                     or registered assigns, the sum of                   dollars, on the first day of July, 1986, in any coin or currency of the United States of America, which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from the January 1 or July 1 next preceding the date of this Bond at the rate of three and three-quarters per cent. (3¾%) per annum, payable semi-annually, on the first days of January and July in each year until maturity, or, if this Bond shall be duly called for redemption, until the redemption date, or, if the Company shall default in the payment of the principal hereof, until the Company’s obligation with respect to the payment of such principal shall be discharged as provided in the Amended Indenture hereinafter mentioned. Both principal of, and interest on, this Bond are payable at the agency of the Company in the Borough of Manhattan, The City of New York, or at the agency of the Company in the City of St. Louis, Missouri.

This Bond is one of a duly authorized issue of Bonds of the Company (herein called the “Bonds”), in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by a mortgage and deed of trust, dated June 15, 1937, executed by the Company to St. Louis Union Trust Company (herein called the “Trustee”), as Trustee, as amended by the indenture supplemental thereto dated May 1, 1941 (herein called the “Supplemental Indenture of May 1, 1941”), between the Company and the Trustee (said mortgage and deed of trust, as so amended, being herein called the “Amended Indenture”), to which Amended Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the Bonds and of the Trustee in respect thereto, and the terms and conditions upon which the Bonds are, and are to be, secured. To the extent permitted by, and as provided in, the Amended Indenture, modifications or alterations of the Amended Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds may be made with the consent of the Company by an affirmative vote of not less than 80% in amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Amended Indenture, and by an affirmative vote of not less than 80% in amount of the Bonds of any series entitled to vote then outstanding and affected by such modification or alteration, in case one or more but less than all of the series of Bonds then outstanding under the Amended Indenture are so affected; provided, however, that no such modification or alteration shall be made which will affect the terms of payment of the principal of, or interest on, this Bond, which are unconditional. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Amended Indenture provided. This Bond is one of a series designated as the “First Mortgage Bonds, 3¾% Series due 1986” (herein called “Bonds of 1986 Series”) of the Company, issued under and secured by the Amended Indenture and described in the indenture (hereinafter called the “Supplemental Indenture of July 1, 1956”) dated July 1, 1956, between the Company and the Trustee, supplemental to the Amended Indenture.

The Bonds of 1986 Series are subject to redemption (otherwise than for the Improvement Fund hereinafter mentioned or upon application of moneys included in the trust estate), at any time or from time to time prior to maturity, at the option of the Company, either as a whole or in part by lot, upon payment of the regular redemption prices applicable to the respective periods set forth below, together, in each case, with accrued interest to the redemption date; all subject to the conditions and as more fully set forth in the Amended Indenture and Supplemental Indenture of July 1, 1956.

The Bonds of 1986 Series are entitled to the benefit of the Improvement Fund for Bonds of such series provided for in the Supplemental Indenture of July 1, 1956, and the Maintenance Fund provided for in the Supplemental Indenture of May 1, 1941, and are subject to redemption for such Improvement Fund on or after May 1, 1958, or upon application on or after July 1, 1956 of moneys included in the trust estate, upon payment of the special redemption prices applicable to the respective periods set forth below, together, in each case, with accrued interest to the redemption date, all subject to the conditions and as more fully set forth in the Supplemental Indenture of July 1, 1956.

If Redeemed During	Regular	Special
the 12 Month Period	Redemption	Redemption
Beginning July 1	Price	Price
	Expressed as Percentages of the
	Principal Amount of the Bonds
1956	105.87	102.37
1957	105.67	102.33
1958	105.47	102.28
1959	105.27	102.23
1960	105.07	102.18
1961	104.87	102.13
1962	104.67	102.08
1963	104.47	102.02
1964	104.27	101.97
1965	104.07	101.91
1966	103.87	101.84
1967	103.67	101.78
1968	103.47	101.71
1969	103.27	101.64

If Redeemed During	Regular	Special
the 12 Month Period	Redemption	Redemption
Beginning July 1	Price	Price
	Expressed as Percentages of the
	Principal Amount of the Bonds
1970	103.07	101.57
1971	102.87	101.50
1972	102.67	101.42
1973	102.47	101.34
1974	102.27	101.26
1975	102.07	101.18
1976	101.87	101.09
1977	101.67	101.00
1978	101.47	100.90
1979	101.27	100.80
1980	101.07	100.70
1981	100.87	100.59
1982	100.67	100.49
1983	100.47	100.37
1984	100.27	100.25
1985	100.00	100.00

Such redemption in every case shall be effected upon notice given by publication once in each of three separate calendar weeks in an authorized newspaper, printed in the English language and published and of general circulation in the Borough of Manhattan, The City of New York (the first of such publications to be not more than sixty and not less than thirty days before the redemption date), all subject to the conditions and as more fully set forth in the Amended Indenture and Supplemental Indenture of July 1, 1956.

In case an event of default, as defined in the Amended Indenture, shall occur, the principal of all the Bonds at any such time outstanding under the Amended Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Amended Indenture. The Amended Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

This Bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose at the agency of the Company in the Borough of Manhattan, The City of New York, and at the agency of the Company in the City of St. Louis, Missouri, upon surrender and cancellation of this Bond and on presentation of a duly executed written instrument of transfer, and thereupon a new registered Bond or Bonds without coupons of the same series, of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange herefor; and this Bond, with or without others of like form and series, may in like manner be exchanged for one or more new registered Bonds of the same series of other authorized denominations but of the same aggregate principal amount; or the registered owner of this Bond, at his option, may in like manner surrender the same for cancellation in exchange for the same aggregate principal amount of coupon Bonds of the same series and in authorized denominations, with coupons attached maturing on and after the next ensuing interest date; all upon payment of the charges and subject to the terms and conditions set forth in the Amended Indenture.

No recourse shall be had for the payment of the principal of, or the interest on, this Bond, or for any claim based hereon or on the Amended Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether for amounts unpaid on stock subscriptions or by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Amended Indenture.

This Bond shall not be entitled to any benefit under the Amended Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until St. Louis Union

Trust Company, the Trustee under the Amended Indenture, or a successor trustee thereto under the Amended Indenture, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, Union Electric Company has caused this Bond to be signed in its name by its President or a Vice President, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant Secretary.

Dated,

UNION ELECTRIC COMPANY,

By
Vice President.
Attest:

Secretary.

[FORM OF TRUSTEE’S CERTIFICATE]

This Bond is one of the Bonds (in temporary form), of the series designated therein, described in the within-mentioned Amended Indenture and Supplemental Indenture of July 1, 1956.

ST. LOUIS UNION TRUST COMPANY,
Trustee,

By
Authorized Officer.

SECTION 4.              Until Bonds of 1986 Series in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, Bonds of 1986 Series in temporary form, as provided in

Section 9 of Article II of the Original Indenture. Such Bonds of 1986 Series in temporary form may, in lieu of the statement of the specific redemption prices required to be set forth in such Bonds in definitive form, include a reference to this Supplemental Indenture for a statement of such redemption prices.

ARTICLE II.

ISSUE OF BONDS OF 1986 SERIES.

SECTION 1.              The principal amount of Bonds of 1986 Series which may be authenticated and delivered hereunder is not limited except as the Original Indenture limits the principal amount of Bonds which may be issued thereunder.

SECTION 2.              Bonds of 1986 Series for the aggregate principal amount of Forty Million Dollars ($40,000,000), being the initial issue of Bonds of 1986 Series, may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the filing or recording hereof) to or upon the order of the Company, upon compliance by the Company with the applicable provisions of Article III and Article XVIII of the Original Indenture.

ARTICLE III.

REDEMPTION.

SECTION 1.              The Bonds of 1986 Series shall, subject to the provisions of Article V of the Original Indenture, be redeemable (otherwise than for the Improvement Fund provided in Article IV hereof or pursuant to Section 8 of Article VIII of the Original Indenture), at any time or from time to time prior to maturity, at the option of the Board of Directors of the Company, either as a whole or in part by lot, upon payment of the regular redemption prices applicable to the respective periods set forth below, together, in each case, with accrued interest to the redemption date:

If Redeemed During	Regular Redemption Price
the 12 Month Period	Expressed as Percentages of the
Beginning July 1	Principal Amount of the Bonds

1956	105.87
1957	105.67
1958	105.47
1959	105.27
1960	105.07
1961	104.87
1962	104.67
1963	104.47
1964	104.27
1965	104.07
1966	103.87
1967	103.67
1968	103.47
1969	103.27
1970	103.07
1971	102.87
1972	102.67
1973	102.47
1974	102.27
1975	102.07
1976	101.87
1977	101.67
1978	101.47
1979	101.27
1980	101.07
1981	100.87
1982	100.67
1983	100.47
1984	100.27
1985	100.00

SECTION 2.              Subject to the provisions of Article V of the Original Indenture, notice of redemption shall be given by publication once in each of three separate calendar weeks in an authorized newspaper in the Borough of Manhattan, The City of New York, the first of such publications to be not more than sixty and not less than thirty days prior to the date fixed for redemption, and, if any of the Bonds to be redeemed are registered Bonds or coupon Bonds registered as to principal, similar notice shall be sent by the Company through the mails, postage prepaid, at least thirty days and not more than sixty days prior to the date of redemption, to the registered owners of such Bonds at their addresses as the same shall appear, if at all, on the transfer register of the Company.

ARTICLE IV.

IMPROVEMENT FUND FOR BONDS OF 1986 SERIES AND APPLICATION

OF THE MAINTENANCE FUND.

SECTION 1.              The Company covenants and agrees that, so long as any of the Bonds of 1986 Series are outstanding, the Company will, on or before the fifteenth day of April in each of the calendar years 1958 to 1985, both inclusive, pay to the Trustee, as and for a fund herein sometimes called the “Improvement Fund for Bonds of 1986 Series”, a sum in cash equal to one per cent. (1%) of (a) the greatest aggregate principal amount of Bonds of 1986 Series outstanding at any one time prior to January 1 of such year, less (b) the aggregate principal amount of all issued Bonds of 1986 Series retired prior to the date of such payment, pursuant to Section 8 of Article VIII of the Original Indenture by the application of moneys deposited with the Trustee in connection with releases of property or on account of damage or destruction of property; provided, however, that in any such case, Bonds of 1986 Series may be used in lieu of such payments as provided in Section 2 of this Article IV, and in such case, the amount of such payment in cash shall be reduced accordingly by the principal amount of such Bonds of 1986 Series so used; and provided, further, that in any such case the Company may credit against such Improvement Fund for Bonds of 1986 Series, as provided in Section 4 of this Article IV, an amount equal to sixty per cent. (60%) of the amount of net bondable value of property additions not subject to an unfunded prior lien deducted pursuant to Section 4 of this Article IV from the balance of net bondable value of property additions not subject to an unfunded prior lien shown on the certificate delivered to the Trustee pursuant to said Section 4. The Company shall not be permitted (either under Section 5 of Article VIII of the Original Indenture or otherwise) to credit any moneys included in the trust estate or any Bonds purchased or redeemed with moneys included in the trust estate against any Improvement Fund payment required to be made by this Section 1.

SECTION 2.              If at any time on or before any Improvement Fund payment date the Company shall deliver Bonds of 1986 Series, theretofore issued by the Company, to the Trustee for cancellation for the Improvement Fund for Bonds of 1986 Series, together with an officers’ certificate stating

(a)         the cost to the Company of such Bonds of 1986 Series;

(b)         that such Bonds of 1986 Series were issued and outstanding immediately prior to their acquisition by the Company; and that to the knowledge of the signers of such certificate none of such Bonds of 1986 Series were acquired by the Company from any affiliate of the Company;

(c)          that no portion of said Bonds of 1986 Series had previously been used for credit against the Improvement Fund for Bonds of 1986 Series pursuant to this Section 2 or had been made the basis for the authentication and delivery of additional Bonds or the withdrawal of cash included in the trust estate or the reduction of the amount of cash required to be paid into the trust estate under any provision of the Original Indenture; and

(d)         that no portion of said Bonds of 1986 Series had previously been used for credit against the Maintenance Fund provided in Section 5 of Part IV of the Supplemental Indenture of May 1, 1941, unless the availability of such Bonds for credit to the Improvement Fund for Bonds of 1986 Series had been restored pursuant to Section 6 of this Article IV and Section 6 of Part IV of the Supplemental Indenture of May 1, 1941,

the obligation of the Company to make the Improvement Fund payment provided for in Section 1 of this Article IV in cash on such Improvement Fund payment date shall be credited with an amount equal to the principal amount of such Bonds of 1986 Series so delivered by the Company. In case such credit with respect to Bonds so delivered to the Trustee shall exceed the amount of the obligation of the Company with respect to the Improvement Fund payment on said Improvement Fund payment date, such excess shall be applied in reduction of the obligation of the Company to make Improvement Fund payments in cash on the next succeeding Improvement Fund payment date or dates. All coupon Bonds of 1986 Series so delivered by the Company to the Trustee for credit against the Improvement Fund for Bonds of 1986 Series shall be accompanied by all unmatured coupons appertaining thereto and all registered Bonds of 1986 Series without coupons and all coupon Bonds of 1986 Series registered as to principal so delivered shall be accompanied by duly executed instruments of transfer.

SECTION 3.              All cash paid to the Trustee for the Improvement Fund for Bonds of 1986 Series provided for in Section 1 of this Article IV shall be held in trust, but not as part of the trust estate, for the benefit of the holders of Bonds of 1986 Series and, if in excess of Fifty thousand Dollars ($50,000), shall be applied to the redemption, on the earliest practical date (but not earlier than the next succeeding May 1) next succeeding the date of payment of such cash, at the special redemption price specified in this Section 3 applicable on the date fixed for such redemption, together with accrued interest to the redemption date, of a principal amount of Bonds of 1986 Series equal, as near as may be, to the amount of such cash. Such redemption shall be made in the manner and with the effect provided in Article III of this Supplemental Indenture and in Article V of the Original Indenture. The Company covenants and agrees that it will provide, from sources other than the Improvement Fund for Bonds of 1986 Series, the accrued interest and premium on the Bonds so called for redemption and that it will pay the same to the Trustee prior to the date fixed for the redemption of such Bonds. The Trustee shall draw by lot the Bonds of 1986 Series so to be redeemed in accordance with Article V of the Original Indenture and shall notify the Company in writing of the numbers of the Bonds of 1986 Series so drawn, and the Trustee shall give or cause to be given on behalf of the Company the notice specified by Section 2 of Article III of this Supplemental Indenture, unless provision satisfactory to the Trustee for the giving of such notice shall have been made; provided, however, that, in addition to the matters required to be included in said notice by Article V of the Original Indenture, such notice shall also state that the Bonds therein designated for redemption are to be redeemed through operation of the Improvement Fund for Bonds of 1986 Series. Any cash remaining after any such redemption shall be held by the Trustee and applied hereunder to succeeding redemptions for the Improvement Fund for Bonds of 1986 Series.

Bonds of 1986 Series shall be redeemable, at any time and from time to time on and after May 1, 1958, for the Improvement Fund for Bonds of 1986 Series provided in Section 1 of this Article IV, and at any time and from time to time on and after July 1, 1956, pursuant to Section 8 of Article VIII of the Original Indenture, upon payment of the special redemption prices applicable to the respective periods set forth below, together, in each case, with accrued interest to the redemption date:

If Redeemed During	Special Redemption Price
the 12 Month Period	Expressed as Percentages of the
Beginning July 1	Principal Amount of the Bonds

1956	102.37
1957	102.33
1958	102.28
1959	102.23
1960	102.18
1961	102.13
1962	102.08
1963	102.02
1964	101.97
1965	101.91
1966	101.84
1967	101.78
1968	101.71
1969	101.64
1970	101.57
1971	101.50
1972	101.42
1973	101.34

If Redeemed During	Special Redemption Price
the 12 Month Period	Expressed as Percentages of the
Beginning July 1	Principal Amount of the Bonds

1974	101.26
1975	101.18
1976	101.09
1977	101.00
1978	100.90
1979	100.80
1980	100.70
1981	100.59
1982	100.49
1983	100.37
1984	100.25
1985	100.00

All Bonds of 1986 Series delivered to the Trustee in lieu of cash or redeemed by operation of the Improvement Fund for Bonds of 1986 Series in accordance with the provisions of this Article IV, together with the unmatured coupons thereto appertaining, shall forthwith be cancelled by the Trustee and shall be delivered to the Company. Bonds of 1986 Series so cancelled shall not be reissued, and, so long as any Bonds of 1986 Series are outstanding, no additional Bonds shall be authenticated and delivered in substitution for Bonds of 1986 Series so cancelled or in substitution for Bonds of 1971 Series, Bonds of 1975 Series, Bonds of 1980 Series or Bonds of 1982 Series delivered to the Trustee in lieu of cash otherwise payable into the improvement funds for any of such series, or redeemed by operation of such funds, in accordance with the provisions of the Supplemental Indentures of May 1, 1941, October 1, 1945, December 1, 1950 or May 1, 1952 with respect to the operation of such improvement funds, and no cash included in the trust estate shall be withdrawn, nor shall the amount of cash required to be paid into the trust estate under any provision of the Original Indenture, the Supplemental Indentures of May 1, 1941, October 1, 1945, December 1, 1950, May 1, 1952 or this Supplemental Indenture be reduced, on the basis thereof.

SECTION 4.              The Company hereby covenants and agrees that, so long as any of the Bonds of 1986 Series are outstanding, the

Company will file with the Trustee on or before the fifteenth day of April in each of the calendar years 1958 to 1985, both inclusive, an engineer’s certificate with respect to the amount of net bondable value of property additions not subject to an unfunded prior lien (such amount being hereafter in this Article IV sometimes referred to as the amount of net bondable value of property additions, all references to property additions being to property additions not subject to an unfunded prior lien except where otherwise specified), of the nature required by Section 4(a) of Article III of the Original Indenture, either

(a)         stating, in lieu of the matters required to be stated in a certificate required by said Section 4(a), the matters required by paragraphs (1), (5), (7), (9) and (18) of said Section 4(a) and the balance of or deficiency in net bondable value of property additions remaining after taking the balance or deficiency stated pursuant to said paragraph (1) and subtracting from said balance or adding to said deficiency, as the case may be, the amounts stated in said paragraphs (5), (7) and (9), or, at the election of the Company,

(b)         stating all the matters required by said Section 4(a), other than paragraphs (3), (4) and (8) thereof, and accompanied by the applicable certificates, instruments, opinion, prior lien bonds and cash required by Subdivisions (c) to (h), both inclusive, of said Section 4.

Such certificate may, so long as any of the Bonds of 1971 Series, Bonds of 1975 Series, Bonds of 1980 Series or Bonds of 1982 Series are outstanding, be the engineer’s certificate required to be filed with the Trustee pursuant to Section 4 of Part IV of the Supplemental Indenture of May 1, 1941 or pursuant to Section 4 of Article IV of the Supplemental Indentures of October 1, 1945, December 1, 1950 or May 1, 1952, in connection with the improvement funds for Bonds of such series. If such certificate shall show a balance of net bondable value of property additions, the Company may at its election (in addition to or in lieu of exercising the elections provided for in said sections of the Supplemental

Indentures of May 1, 1941, October 1, 1945, December 1, 1950 and May 1, 1952, in connection with the improvement funds for Bonds of 1971 Series, Bonds of 1975 Series, Bonds of 1980 Series and Bonds of 1982 Series) deduct from such balance an amount not exceeding one hundred sixty-six and two-thirds per cent. (166 2/3%) of the sum otherwise required to be paid to the Trustee for the Improvement Fund for Bonds of 1986 Series for such year, if such balance shall equal at least said amount (after the deductions, if any, made pursuant to said elections in respect of the improvement funds for Bonds of 1971 Series, Bonds of 1975 Series, Bonds of 1980 Series and Bonds of 1982 Series), or any part or all of the entire balance if less than said amount, and may apply sixty per cent. (60%) of the amount so deducted as a credit against the Improvement Fund for Bonds of 1986 Series provided for in Section 1 of this Article IV. If the Company exercises the election granted to it pursuant to this Section 4 to apply any part or all of such balance of net bondable value of property additions shown by such engineer’s certificate for the purpose of the Improvement Fund for Bonds of 1986 Series, such engineer’s certificate shall also state, as separate and additional items, the amount deducted for such purpose, and the then remaining balance, if any, of net bondable value of property additions. Subject to the provisions of Sections 5 and 6 of this Article IV, Sections 5 and 6 of Part IV of the Supplemental Indenture of May 1, 1941 and Sections 5 and 6 of Article IV of the Supplemental Indentures of October 1, 1945, December 1, 1950 and May 1, 1952, such then remaining balance, if any, of net bondable value of property additions or the deficiency, if any, in net bondable value of property additions shown in such certificate shall be the balance or deficiency to be stated pursuant to paragraph (1) of Section 4(a) of Article III of the Original Indenture in the next succeeding engineer’s certificate with respect to the amount of net bondable value of property additions filed with the Trustee.

The Company hereby covenants that, so long as any of the Bonds of 1986 Series are outstanding, it will not apply for the authentication and delivery of additional Bonds pursuant to

Section 4 of Article III of the Original Indenture or the withdrawal of cash included in the trust estate or the reduction of the amount of cash required to be paid into the trust estate under any provision of the Original Indenture, the Supplemental Indentures of May 1, 1941, October 1, 1945, December 1, 1950, May 1, 1952 or this Supplemental Indenture upon the basis of the amount so deducted for the purpose of the Improvement Fund for Bonds of 1986 Series or upon the basis of the amounts deducted for the purposes of the improvement funds for Bonds of 1971 Series, Bonds of 1975 Series, Bonds of 1980 Series or Bonds of 1982 Series in accordance with the provisions with respect thereto contained in the Supplemental Indentures of May 1, 1941, October 1, 1945, December 1, 1950 or May 1, 1952. Each engineer’s certificate filed pursuant to this Section 4 and each engineer’s certificate with respect to the amount of net bondable value of property additions filed with the Trustee pursuant to any of the provisions of the Original Indenture, the Supplemental Indentures of May 1, 1941, October 1, 1945, December 1, 1950, May 1, 1952 or this Supplemental Indenture shall state the amounts, if any, theretofore and since the date of the last previous such certificate deducted for the purpose of the Improvement Fund for Bonds of 1986 Series pursuant to this Section 4 or for the purposes of the improvement funds for Bonds of 1971 Series, Bonds of 1975 Series, Bonds of 1980 Series or Bonds of 1982 Series or for the purpose of the Maintenance Fund provided by Section 5 of Part IV of the Supplemental Indenture of May 1, 1941, pursuant to paragraph (d) of said Section 5 or restored to net bondable value of property additions pursuant to Section 6 of this Article IV, Section 6 of Part IV of the Supplemental Indenture of May 1, 1941 or Section 6 of Article IV of the Supplemental Indentures of October 1, 1945, December 1, 1950 or May 1, 1952, and that no part of such amounts so deducted and not so restored is included in the amount of net bondable value of property additions stated pursuant to paragraph (1) of Section 4(a) of Article III of the Original Indenture in the certificate then being filed, or has theretofore been made the basis for the issue of additional Bonds pursuant to Section 4 of Article III of the Original Indenture or the withdrawal of cash included in the trust estate or the reduction of the amount of cash required to be paid into the trust estate under any provision of the Original Indenture, the Supplemental Indentures of May 1, 1941, October 1, 1945, December 1, 1950, May 1, 1952 or this Supplemental Indenture.

SECTION 5.              The Company hereby covenants and agrees that, so long as any of the Bonds of 1986 Series are outstanding, the Company will, on or before the fifteenth day of April in each year continue to make the deposits with the Trustee for the Maintenance Fund provided in Section 5 of Part IV of the Supplemental Indenture of May 1, 1941 and will comply with all the covenants and provisions with respect to such Maintenance Fund contained in said Section 5, which covenants and provisions are hereby continued in effect so long as any of the Bonds of 1986 Series are outstanding; provided, however, that

(a)         in calculating the balance of net bondable value of property additions which the Company is entitled to take as a credit against the Maintenance Fund for any calendar year pursuant to paragraph (d) of Section 5 of Part IV of the Supplemental Indenture of May 1, 1941, there shall be deducted, in addition to the deduction specified in said paragraph (d), the amount, if any, of net bondable value of property additions deducted for the purpose of the Improvement Fund for Bonds of 1986 Series for such year pursuant to Section 4 of this Article IV, and such additional deduction shall be made in stating the amount of the balance of net bondable value of property additions in paragraph (10) of the engineer’s certificate filed with the Trustee for such year pursuant to Section 5 of Part IV of the Supplemental Indenture of May 1, 1941 (an engineer’s certificate of such character being hereinafter in this Article IV referred to as the “Maintenance Fund certificate,” all references to paragraphs of the Maintenance Fund certificate being to the paragraphs of such engineer’s certificate as specified in Section 5 of Part IV of the Supplemental Indenture of May 1, 1941);

(b)         no refundable Bonds theretofore delivered to the Trustee in lieu of cash in accordance with the provisions of

Sections 1 and 2 of this Article IV shall be used as the basis for a credit against the Maintenance Fund pursuant to paragraph (e) of Section 5 of Part IV of the Supplemental Indenture of May 1, 1941 and, accordingly, shall not be included in the aggregate principal amount of refundable Bonds which may be stated in paragraph (11) of the Maintenance Fund certificate;

(c)          the requirements of paragraph (9) of the Maintenance Fund certificate shall be satisfied, in case no engineer’s certificate specified in Section 4 of Part IV of the Supplemental Indenture of May 1, 1941 or in Section 4 of Article IV of the Supplemental Indentures of October 1, 1945, December 1, 1950 or May 1, 1952 had been or concurrently therewith is being filed with the Trustee pursuant to either of said Sections, by filing with the Trustee pursuant to Section 4 of this Article IV the engineer’s certificate therein specified and by appropriate reference in paragraph (9) of the Maintenance Fund certificate to such engineer’s certificate; and

(d)         all cash received by the Trustee for the Maintenance Fund pursuant to Section 5 of Part IV of the Supplemental Indenture of May 1, 1941, not paid over to the Company as therein provided within one year from the date of such deposit and not added to the Improvement Fund for Bonds of 1971 Series as therein provided or to the Improvement Funds for Bonds of 1975 Series, Bonds of 1980 Series or Bonds of 1982 Series as provided in Section 5 of Article IV of the Supplemental Indentures of October 1, 1945, December 1, 1950 and May 1, 1952, shall, at the election of the Company, be added to the Improvement Fund for Bonds of 1986 Series provided for in Section 1 of this Article IV.

SECTION 6.              The Company shall, so long as any of the Bonds of 1986 Series are outstanding, continue to have and may exercise all of the rights and privileges set forth in Section 6 of Part IV of the Supplemental Indenture of May 1, 1941, with respect to the return of any cash deposited with the Trustee for the Maintenance Fund, and the restoration of the amount of net bondable value of property additions taken as a credit against the Maintenance Fund and the restoration of the availability of refundable Bonds taken as a credit against the Maintenance Fund for the uses and purposes set forth in Section 6 of said Part IV, to the extent of excess credits as therein provided, upon compliance with the provisions of Section 6 of said Part IV which are hereby continued in effect so long as any of the Bonds of 1986 Series are outstanding; and the Company may in the same manner restore the availability of refundable Bonds, taken as a credit against the Maintenance Fund, for delivery to the Trustee in lieu of the payment of cash pursuant to the provisions of Sections 1 and 2 of this Article IV.

ARTICLE V.

COVENANTS.

The Company hereby covenants, warrants and agrees:

SECTION 1.              That the Company is lawfully seized and possessed of all of the mortgaged property described in the granting clauses of this Supplemental Indenture; that it has good right and lawful authority to mortgage the same as provided in this Supplemental Indenture; and that such mortgaged property is, at the actual date of the initial issue of the Bonds of 1986 Series, free and clear of any deed of trust, mortgage, lien, charge or encumbrance thereon or affecting the title thereto prior to the Original Indenture, except as set forth in the granting clauses of the Original Indenture or this Supplemental Indenture.

SECTION 2.              (a) That, so long as any of the Bonds of 1986 Series are outstanding, whenever any officers’ certificate is required to be filed or deposited with the Trustee pursuant to Section 3(b) of Article III of the Original Indenture upon an application for the authentication of additional Bonds pursuant to Article III of the Original Indenture, such officers’ certificate shall include, in addition to the matters required to be stated therein by said Section 3(b), a statement showing that:

(1)         The net earnings of the Company available for interest after property retirement appropriations, as hereinafter defined, for any twelve consecutive calendar months during the period of fifteen months immediately preceding the first day of the month in which the application for authentication and delivery of additional Bonds is made, have been in the aggregate equal to not less than twice the annual interest charges on

(i)            all Bonds then outstanding under the Original Indenture and any indentures supplemental thereto and the additional Bonds applied for; and

(ii)        all prior lien bonds and indebtedness, if any, of the character specified in paragraphs (ii), (iii) and (iv) of Section 3(b) of Article III of the Original Indenture, at the time outstanding and all such prior lien bonds, if any, simultaneously applied for;

and

(2)         The net earnings of the Company available for interest after property retirement appropriations have been calculated in accordance with the definition thereof contained in Section 2(b) of Article V of this Supplemental Indenture, and to that end specifying the operating revenues of the Company and the net non-operating revenues of the properties of the Company and the deductions therefrom, all as called for by said definition.

(b)         The term “net earnings of the Company available for interest after property retirement appropriations” shall mean the net earnings of the Company ascertained as follows:

(1)         The total operating revenues of the Company and the net non-operating revenues of the properties of the Company shall be ascertained.

(2)         From the total, determined as provided in the preceding paragraph (1), there shall be deducted all operating expenses of the Company, including all salaries, rentals, insurance, interest on customers’ deposits, license and franchise fees, taxes (other than income and excess or other profits taxes which are imposed on income after the deduction of interest charges), and the greater of (i) the provisions for depreciation and expenditures for maintenance and repairs or (ii) fifteen per cent. (15%) of the gross operating revenues of the Company for the period in question calculated in the manner provided in Subdivision (c) of this Section 2; but excluding all interest charges (other than interest on customers’ deposits), amortization of stock or debt discount and expense or premium, provisions for amortization of plant acquisition adjustment accounts or plant adjustment accounts or other provisions for amortization not charged as an operating expense on the books of the Company and provisions for any improvement, maintenance or sinking fund or other device for the retirement of any indebtedness.

(3)         The balance remaining after the deduction of the total amount computed pursuant to paragraph (2) from the total amount computed pursuant to paragraph (1) shall constitute the “net earnings of the Company available for interest after property retirement appropriations”.

(4)         No income received or accrued by the Company from securities or other investments in other corporations and no profits or losses from the sale of capital assets shall be included in making such computations.

(5)         In case the Company shall have acquired any acquired plant or system within or after the particular period for which the calculation of net earnings of the Company available for interest after property retirement appropriations is made, then, in computing the net earnings of the Company available for interest after property retirement appropriations there shall be included, to the extent that they may not have been otherwise included, the net earnings or net losses of such acquired plant or system for the whole of such period. The net earnings or net losses of such acquired plant or system preceding such acquisition shall be ascertained and computed as provided in the foregoing paragraphs of this definition as if such acquired plant or system had been owned by the Company during the whole of such period.

(6)         In case the Company shall have obtained the release of any property pursuant to Section 3 of Article VII of the Original Indenture, of a fair value in excess of Five hundred thousand dollars as shown by the engineer’s certificate required by said Section 3, or shall have obtained the release of any property pursuant to Section 7 of Article VII of the Original Indenture, the proceeds of which shall have exceeded Five hundred thousand dollars, within or after the particular period for which the calculation of net earnings of the Company available for interest after property retirement appropriations is made, then, in computing the net earnings of the Company available for interest after property retirement appropriations, the net earnings or net losses of such property for the whole of such period shall be excluded to the extent practicable on the basis of actual earnings and expenses of such property or on the basis of such estimates of the earnings and expenses of such property as the signers of the officers’ certificate referred to in Subdivision (a) of this Section 2 shall deem proper.

The terms “net earnings of property available for interest after property retirement appropriations” and “net earnings of another corporation available for interest after property retirement appropriations”, when used with respect to any property or with respect to another corporation, shall mean the net earnings of such property or such other corporation, as the case may be, computed on a corporate basis in the manner provided in this definition for the computation of net earnings of the Company available for interest after property retirement appropriations.

The net earnings available for interest after property retirement appropriations, whether of the Company or of some other corporation or of property, shall be determined in accordance with principles of sound accounting practice.

(c)          The “gross operating revenues of the Company” shall mean the gross operating revenues of the Company as shown by the books of the Company and after deducting the cost to the Company of electric energy purchased for resale and of the net amount of electric energy received on interchange, and after deducting any rentals paid by the Company for all leased electric generating, transmitting, distributing and other operating properties.

SECTION 3.              That, so long as any of the Bonds of 1986 Series are outstanding, the Company will not apply for the authentication and delivery of additional Bonds pursuant to Section 4 of Article III of the Original Indenture or the withdrawal of cash from the trust estate or the reduction of the amount of cash required to be paid into the trust estate or to satisfy the maintenance and improvement funds under any provision of the Original Indenture or the Supplemental Indentures of May 1, 1941, October 1, 1945, December 1, 1950 or May 1, 1952 or this Supplemental Indenture, on the basis of the amount of $15,000,000 excluded from net bondable value of property additions not subject to an unfunded prior lien pursuant to Section 3 of Article V of the Supplemental Indenture of October 1, 1945, or on the basis of an additional amount of $7,500,000 in respect of property additions acquired by the Company prior to the date of this Supplemental Indenture and not heretofore included in any engineer’s certificate in respect of net bondable value of property additions not subject to an unfunded prior lien filed with the Trustee; and in the first such engineer’s certificate filed with the Trustee after the authentication and delivery of the original issue of Bonds of 1986 Series, the Company will deduct such amount of $7,500,000 in calculating the balance of net bondable value of property additions not subject to an unfunded prior lien required to be shown pursuant to paragraph (12) of Section 4(a) of Article III of the Original Indenture.

SECTION 4.              That, so long as any of the Bonds of 1986 Series are outstanding, the Company will not issue or permit to be issued any prior lien bonds secured by any unfunded prior lien in addition to the prior lien bonds secured by such unfunded prior lien at the time of first acquisition by the Company of property subject thereto (other than in lieu of lost, stolen or mutilated bonds or on the exchange for bonds already outstanding of an equal principal amount of other bonds of the same issue and the same series, if any, and of the same maturity), except upon compliance with the provisions of Section 16 of Article IV of the Original Indenture, nor unless the net earnings of the Company available for interest after property retirement appropriations (determined as provided in Section 2 of this Article V), for any twelve consecutive calendar months during the period of fifteen calendar months immediately preceding the first day of the month in which the additional prior lien bonds are to be issued, have been, in the aggregate, equal to not less than twice the annual interest charges on the indebtedness specified in sub-paragraphs (i) and (ii) of paragraph (1) of Section 2(a) of this Article V; provided that, if the application for the issue of such additional prior lien bonds is upon the basis of payment at maturity of prior lien bonds theretofore sold or otherwise disposed of or the redemption or purchase thereof after a date two years prior to the date of maturity, the additional requirement imposed by this Section 4 with respect to net earnings of the Company available for interest after property retirement appropriations shall not apply. Any officers’ certificate with respect to net earnings of the Company, required to be filed with the Trustee as a condition precedent to the issue of such additional prior lien bonds, shall include, in addition to the matters otherwise required to be stated therein, the matters required to be stated in an officers’ certificate pursuant to paragraphs (1) and (2) of Section 2(a) of this Article V.

SECTION 5.              That, so long as any of the Bonds of 1986 Series are outstanding, the Company will not acquire, by purchase, merger or otherwise, any property subject to a lien or liens which will on acquisition be an unfunded prior lien or prior liens, except upon compliance with the provisions of Section 14 of Article IV of the Original Indenture, nor unless the net earnings of such property available for interest after property retirement appropriations (determined in the manner provided in Section 2 of this Article V), for any twelve consecutive calendar months immediately preceding the first day of the month in which the first acquisition of property subject to such lien or liens occurs, have been, in the aggregate, equal to not less than twice the amount of annual interest charges on all outstanding indebtedness secured by such lien or liens. Any officers’ certificate with respect to net earnings of such property, required to be filed with the Trustee as a condition precedent to the acquisition of such property, shall include, in addition to the matters otherwise required to be stated therein, the matters required to be stated in an officers’ certificate pursuant to Section 2 of this Article V applicable, however, only to the net earnings of such property and to the indebtedness secured by such liens to which such property is subject.

SECTION 6.              (a) That, so long as any of the Bonds of 1986 Series are outstanding, the Company will not pay any dividend on its Common Stock (other than dividends payable in its Common Stock) or make any distribution on, or purchase or acquire for value any of, its Common Stock, if the amount thereof, together with the aggregate amount of such payments, distributions, purchases or acquisitions made since June 30, 1956, would exceed Fourteen million five hundred thousand dollars ($14,500,000) plus the aggregate net income of the Company applicable to the Common Stock of the Company subsequent to June 30, 1956 and prior to the date on which such payment, distribution, purchase or acquisition is to be made, computed in the manner provided in Subdivision (b) of this Section 6, except that in such computation any and all charges and/or credits to earned surplus subsequent to June 30, 1956 representing adjustments on account of excessive or deficient accruals charged to income subsequent to June 30, 1956 for taxes shall be considered as charges and/or credits to income.

(b)         The term “net income of the Company applicable to the Common Stock of the Company” shall mean for any particular period the net income of the Company for such period as shown by the books of the Company, after deducting therefrom an amount equal to dividends accrued during such period on any class of capital stock of the Company having preference as to payment of dividends over the Common Stock of the Company; provided, however, that, in computing such net income of the Company for any particular period, operating expenses, among other things, shall include the greater of (i) the provisions for depreciation for such period as recorded on the books of the

Company, excluding, however, any provision for amortization of plant acquisition adjustment accounts or plant adjustment accounts or other provisions for amortization not charged as an operating expense on the books of the Company, or (ii) the amount by which fifteen per cent. (15%) of the gross operating revenues of the Company for such period (calculated in the manner provided in Subdivision (c) of Section 2 of this Article V) exceeds the total amounts expended by the Company during such period for maintenance and repairs as shown by the books of the Company.

ARTICLE VI.

THE TRUSTEE.

The Trustee hereby accepts the trusts hereby declared and provided, and agrees to perform the same upon the terms and conditions in the Original Indenture and in this Supplemental Indenture set forth, and upon the following terms and conditions:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

ARTICLE VII.

MISCELLANEOUS PROVISIONS.

All terms contained in this Supplemental Indenture shall, for all purposes thereof, have the meanings given to such terms in Article I of the Original Indenture.

This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, said Union Electric Company has caused this Indenture to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Indenture to be attested by its Secretary or one of its Assistant Secretaries; and said St. Louis Union Trust Company, in evidence of its acceptance of the trust hereby created, has caused this Indenture to be executed on its behalf by its President or one of its Vice Presidents, and its corporate seal to be hereto affixed and said seal and this Indenture to be attested by its Secretary or one of its Assistant Secretaries; all as of the first day of July, One thousand nine hundred and fifty-six.

UNION ELECTRIC COMPANY,
[CORPORATE SEAL]
	By	DUDLEY SANFORD
Vice President.

Attested:

H. G. NIEMOELLER

Assistant Secretary.

Signed, sealed and delivered by

UNION ELECTRIC COMPANY

in the presence of:

C. J. SCHUMERT

WM. R. SCHMIED

As Witnesses.

ST. LOUIS UNION TRUST COMPANY,

[CORPORATE SEAL]

	By	H. J. MILLER
Attested:		Vice President.

D. L. MCVEA

Assistant Secretary.

Signed, sealed and delivered by

ST. LOUIS UNION TRUST COMPANY

in the presence of:

A. J. ANDERSON

V. C. COOPER

As Witnesses.

STATE OF MISSOURI, CITY OF ST. LOUIS,	SS.:

On this 18th day of July, 1956, before me appeared DUDLEY SANFORD, to me personally known, who, being by me duly sworn, did say that he is a Vice President of UNION ELECTRIC COMPANY, a corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said DUDLEY SANFORD acknowledged said instrument to be the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereto set my hand and affixed my official seal at my office, in the City and State aforesaid, the day and year last above written.

O. W. JOHNSON
[NOTARIAL SEAL]	Notary Public.

My Commission Expires April 19, 1958

STATE OF MISSOURI, CITY OF ST. LOUIS,	SS.:

On this 18th day of July, 1956, before me appeared H. J. MILLER, to me personally known, who, being by me duly sworn, did say that he is a Vice President of ST. LOUIS UNION TRUST COMPANY, a corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation as the trustee thereunder by authority of its Board of Directors, and said H. J. MILLER acknowledged said instrument to be the free act and deed of said corporation as the trustee under said instrument.

IN TESTIMONY WHEREOF, I have hereto set my hand and affixed my official seal at my office, in the City and State aforesaid, the day and year last above written.

FRANCIS H. QUIGLEY
[NOTARIAL SEAL]	Notary Public.

My Commission Expires Oct. 27, 1956

The Supplemental Indenture dated July 1, 1956, was executed in eighty counterparts. Executed counterparts were recorded in the offices of the Recorders of Deeds for the City of St. Louis, Missouri, and Counties in Missouri, Illinois and Iowa listed below, as follows:

County	Date Recorded	Time	Book		Page
STATE OF MISSOURI
Benton	July 20, 1956	8:40 A.M.	214		581
Bollinger	July 20, 1956	8:30 A.M.	134		516
Boone	July 20, 1956	9:36 A.M.	284		112
Camden	July 19, 1956	1:00 P.M.	49		35
Clark	July 19, 1956	2:30 P.M.	59		2
Cooper	July 19, 1956	3:40 P.M.	67		440
Crawford	July 19, 1956	9:00 A.M.	68		629
Franklin	July 19, 1956	10:00 A.M.	76		1
Gasconade	July 19, 1956	11:30 A.M.	93		386
Henry	July 19, 1956	4:00 P.M.	A-51		1
Howard	July 19, 1956	4:05 P.M.	183		720
Jefferson	July 20, 1956	1:00 P.M.	203		264
Madison	July 20, 1956	9:00 A.M.	86		250
Maries	July 19, 1956	11:00 A.M.	80		131
Marion	July 19, 1956	10:00 A.M.	459	A	356
Miller	July 19, 1956	11:50 A.M.	37		464
Moniteau	July 19, 1956	2:30 P.M.	62		641
Morgan	July 20, 1956	10:30 A.M.	54		587
Osage	July 19, 1956	1:08 P.M.	103		217
Phelps	July 19, 1956	10:50 A.M.	80		359
Ralls	July 19, 1956	9:00 A.M.	160		363
Randolph	July 19, 1956	4:50 P.M.	137	A	436
St. Charles	July 20, 1956	3:00 P.M.	293		109
St. Clair	July 19, 1956	3:00 P.M.	235		519
St. Francois	July 20, 1956	10:07 A.M.	312		478
Ste. Genevieve	July 19, 1956	9:00 A.M.	149		B-1
St. Louis	July 20, 1956	3:16 P.M.	3640		566
Washington	July 20, 1956	11:20 A.M.	39		115
City of St. Louis	July 18, 1956	4:50 P.M.	7650		152
STATE OF ILLINOIS
Adams	July 19, 1956	12:55 P.M.	290		527
Calhoun	July 20, 1956	11:25 A.M.	29		1		(Part II)
Franklin	July 19, 1956	1:15 P.M.	92		497
Hancock	July 20, 1956	3:25 P.M.	157		377
Henderson	July 20, 1956	11:55 A.M.	42		640	a
Jersey	July 20, 1956	1:00 P.M.	202		354
Macoupin	July 19, 1956	12:30 P.M.	510		78
Madison	July 19, 1956	10:30 A.M.	1709		108
Monroe	July 19, 1956	9:00 A.M.	38		141
Perry	July 21, 1956	8:00 A.M.	94		136
Pike	July 19, 1956	4:00 P.M.	101		Part 2
Randolph	July 19, 1956	10:00 A.M.	56		283
St. Clair	July 19, 1956	10:00 A.M.	1443		485
Union	July 19, 1956	3:30 P.M.	61		512
Washington	July 19, 1956	11:30 A.M.	221		282
STATE OF IOWA
Des Moines	July 20, 1956	11:20 A.M.	167		509
Henry	July 20, 1956	9:10 A.M.	246		565
Lee (Fort Madison)	July 19, 1956	4:00 P.M.	33		Inst. #2
Lee (Keokuk)	July 19, 1956	3:28 P.M.	90		2

($44,000 United States Documentary Tax Stamps were affixed to Counterpart No. 1 in the possession of the Trustee, and each stamp was individually cancelled.)